UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2014

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510 Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 15, 2014, Cosi, Inc. issued a press release announcing that it has received notice from the Listing Qualifications Department of The Nasdaq Capital Market that the Company has regained compliance with the Nasdaq Listing Standards by curing the Company’s deficiency in maintaining minimum $2.5 million stockholders’ equity, or $35 million market value of listed securities, or $500,000 of net income from continuing operations requirements for The Nasdaq Capital Market as set forth in Listing Rules 5550(b).  As of September 11, 2014, for the last 10 consecutive business days, from August 27, 2014, through September 10, 2014, the Company’s market value of listed securities has been $35,000.000 or greater.  The Company now meets the continued listing standards for The Nasdaq Capital Market and no further action is required.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01 (d).	Exhibits.

99.1	Press Release of Cosi, Inc, dated September 15, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: September 15, 2014	By:	/s/ Scott Carlock
Name: Scott Carlock
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of Cosi, Inc., September 15, 2014.	E